Exhibit 99.1

11210 Equity Drive, Suite 100 Houston, TX 77041 Phone: (713) 849-7500 Fax: (713) 849-8976	PRESS RELEASE

■ NATCO Group Announces 2nd Quarter 2009 Results

Houston, Texas, USA (August 7, 2009)—NATCO Group Inc. (NYSE: NTG) today announced revenue for the second quarter 2009 of $155.5 million, compared with the second quarter 2008 revenue of $160.4 million. Net income available to common stockholders for the second quarter 2009 was $6.4 million, or $0.32 per diluted share compared with net income of $6.2 million, or $0.31 per diluted share for the second quarter 2008. Segment profit was $14.1 million for this year’s second quarter compared with $12.1 million for the second quarter last year.

Included in the second quarter 2009 net income available to common stockholders were approximately $1.7 million of costs associated with the proposed acquisition of the Company by Cameron International Corporation (NYSE: CAM) and $0.6 million of costs associated with the Company’s UK subsidiary’s cancellation of certain contracts. The second quarter of 2008 included $3.2 million of certain legal and compliance review costs incurred. Without these charges, all of which were net of tax, net income available to common stockholders would have been $0.44 per diluted share for the second quarter 2009 compared with $0.47 per diluted share in the second quarter of 2008.

Bookings for the second quarter 2009 were $88.2 million, compared with $238.5 million for the second quarter 2008. At June 30, 2009, backlog stood at $246.7 million, compared with backlog of $273.1 million at June 30, 2008, and $280.2 million at year end 2008.

For the year-to-date period ended June 30, 2009, the Company posted revenue of $317.4 million, up 1.6% over the same period in 2008; segment profit of $29.7 million, compared with $30.2 million year to date 2008; and net income available to common stockholders for year to date 2009 of $15.1 million, or $0.75 per diluted share, compared with net income available to common stockholders for year-to-date 2008 of $15.8 million, or $0.80 per diluted share. Included in the year-to-date period ended June 30, 2009 were approximately $1.7 million of costs associated with the proposed acquisition of the Company by Cameron International Corporation (NYSE: CAM), $0.6 million of costs associated with the Company’s UK subsidiary’s cancellation of certain contracts, and $0.3 million of legal and compliance review costs, which, net of tax, total $2.6 million or $0.13 per diluted share. The year-to-date period ended June 30, 2008 included $4.6 million of legal and compliance review costs net of tax, or $0.23 per diluted share.

Bookings for the 2009 year-to-date period were $283.9 million, compared with 2008 year-to-date period bookings of $414.9 million.

Revenue from the Integrated Engineered Solutions segment was $73.9 million in the second quarter 2009, compared to $51.5 million in the second quarter 2008. Segment profit for the second quarter 2009 was $11.9 million, compared with $5.6 million in the prior year period

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primarily as a result of higher revenue runoff on orders booked during the latter months of 2008. Bookings in the second quarter 2009 totaled $26.5 million, compared with $104.2 million in the second quarter 2008.

For the second quarter 2009, revenue for the Standard & Traditional segment decreased from $85.2 million during the second quarter 2008 to $65.9 million, and segment profit decreased to $3.0 million from $5.0 million. In the second quarter 2009, bookings for the segment were $37.8 million compared with $112.6 million for the second quarter 2008. These decreases were primarily due to lower sales of equipment, parts and services across the US branch network, partially offset by additional sales and incremental margin contribution from the acquisition of Connor Sales Company, Inc. made in the third quarter of the previous year.

Revenue from the Automation & Controls segment in the second quarter 2009 was $17.4 million, compared with $25.0 million in the second quarter 2008. A segment loss of $768,000 was incurred in the second quarter 2009, compared with segment profit of $1.5 million in the second quarter 2008. Revenue was down primarily due to the completion of the Kazakhstan operations as of December 31, 2008 and lower panel and packaged system sales associated with the general decrease in industry activity. Margins have stabilized in spite of deteriorating activity levels due to successful cost cutting initiatives.

Weighted average diluted shares of 19.7 million for the second quarter 2009 were essentially unchanged from the second quarter 2008.

2009 Guidance

In light of with the proposed merger, NATCO is withdrawing 2009 guidance and will not hold a quarterly conference call. Interested parties are directed to the Company’s 2nd quarter 10-Q filing for more information.

Pending Acquisition by Cameron

On June 1, 2009, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Cameron International Corporation, a Delaware corporation (“Cameron”) and Octane Acquisition Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Cameron (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Cameron, in exchange for common stock of Cameron. Under the terms of the Merger Agreement, each holder of common stock of the Company will receive 1.185 shares of common stock of Cameron for each share of Company common stock. No fractional shares of common stock of Cameron will be issued in the Merger, and the Company’s stockholders will receive cash in lieu of fractional shares, if any, of Cameron common stock.

The consummation of the Merger is subject to the satisfaction or waiver of certain closing conditions, including, without limitation, the approval of the Merger Agreement by the Company’s stockholders, the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, effectiveness of the registration statement on Form S-4 filed by Cameron with the Securities and Exchange Commission, approval of the listing on the New York Stock Exchange of the shares of common stock of Cameron to be issued in the Merger and the absence of any injunction or restraint that prohibits consummation of the Merger. Each party’s obligation to close the Merger is also subject to the accuracy of representations and warranties of, and compliance with, covenants by the other

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party to the Merger Agreement, in each case, as set forth in the Merger Agreement. The obligation of each party to close the Merger is also subject to the absence of any material adverse effect on the other party. The Merger Agreement also contains customary representations, warranties, and covenants of Cameron, Merger Sub, and the Company. NATCO and Cameron made the Hart-Scott Rodino filing on June 27, 2009 and received a request for additional information and documentary material (commonly referred to as a second request) from the Department of Justice on July 28, 2009. Cameron filed a Form S-4 Registration Statement with the Securities and Exchange Commission on July 20, 2009.

NATCO Group Inc. is a leading provider of wellhead process equipment, systems and services used in the production of oil and gas. NATCO has designed, manufactured and marketed production equipment and services for over 80 years. NATCO production equipment is used onshore and offshore in most major oil and gas producing regions of the world.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. Forward looking statements in this press release include, but are not limited to, revenue, earnings and segment profit guidance and discussions regarding the proposed merger, markets, potential awards and demand for our products. These statements may differ materially from actual future events or results. Further, bookings and backlog are not necessarily indicative of future results. Readers are referred to documents filed by NATCO Group Inc. with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which identify significant risk factors that could cause actual results to differ from those contained in the forward-looking statements.

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NATCO GROUP INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and par value data)

	June 30, 2009	December 31, 2008
	(See Note 1)
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$28,218	$17,698
Trade accounts receivable, less allowance for doubtful accounts of $2,220 and $2,090 as of June 30, 2009 and December 31, 2008, respectively	115,570	146,127
Costs and estimated earnings in excess of billings on uncompleted contracts	34,438	31,237
Inventories, net	50,447	58,163
Deferred income tax assets, net	7,163	8,077
Prepaid expenses and other current assets	6,376	9,724

Total current assets	$242,212	$271,026
Property, plant and equipment, net	93,007	77,016
Goodwill, net	130,524	127,389
Deferred income tax assets, net	953	708
Intangible and other assets, net	27,924	32,027

Total assets	$494,620	$508,166

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable and other	$53,988	$76,253
Accrued expenses	54,076	52,202
Billings on uncompleted contracts in excess of costs and estimated earnings	52,611	51,131
Income taxes payable	838	5,675

Total current liabilities	$161,513	$185,261
Long-term deferred tax liabilities	13,814	12,250
Long-term debt	—	13,000
Postretirement benefits and other long-term liabilities	8,505	9,689

Total liabilities	$183,832	$220,200

Commitments and contingencies
Stockholders’ equity:
NATCO Group Inc. stockholders’ equity
Series A preferred stock, $.01 par value; 500,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 50,000,000 shares authorized; 20,255,914 and 20,242,414 shares issued as of June 30, 2009 and December 31, 2008, respectively	203	203
Additional paid-in-capital	163,915	159,193
Retained earnings	151,698	136,588
Treasury stock, 339,631 and 321,274 shares as of June 30, 2009 and December 31, 2008, respectively	(5,265)	(4,623)
Accumulated other comprehensive income	(1,675)	(4,923)

Total NATCO Group Inc. stockholders’ equity	308,876	286,438

Noncontrolling interests	1,912	1,528
Total equity	$310,788	$287,966

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$494,620	$508,166

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Note 1: On January 1, 2009, we adopted SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS 160”). This standard amends Accounting Research Bulletin 51, “Consolidated Financial Statements”, to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 has changed the accounting and reporting for minority interests by re-characterizing them as noncontrolling interests and classifying them as a component of Equity in our consolidated balance sheet and requires net income attributable to both the parent and the noncontrolling interest to be disclosed separately on the face of the consolidated statement of income. The presentation and disclosure requirements of SFAS 160 require retrospective application to all prior periods presented.

SFAS 160 also requires enhanced disclosures to clearly distinguish between our interests and the interests of noncontrolling owners. Our primary noncontrolling interest relates to two international subsidiaries and one subsidiary in the US, which we control and consolidate. Upon adoption of SFAS 160, we have presented the noncontrolling interest in these three subsidiaries as equity on our consolidated balance sheets as of June 30, 2009 and December 31, 2008 and presented net income attributable to noncontrolling interests separately on our consolidated statements of income for the three and six months ended June 30, 2009 and 2008. Prior year amounts were previously included in mezzanine equity and selling, general & administrative expense on our consolidated balance sheets and consolidated statements of income, respectively. The effect at December 31, 2008 was a reduction in the reported noncontrolling interest in mezzanine equity of $1.5 million, which was subsequently reclassified as a component of equity. No changes in the ownership interests of these subsidiaries occurred during the six months ended June 30, 2009.

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NATCO GROUP INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(See Note 1)		(See Note 1)
Revenue:
Products	$130,601	$134,356	$269,213	$256,783
Services	24,884	26,042	48,174	55,585

Total revenue	$155,485	$160,398	$317,387	$312,368
Cost of goods sold and services:
Products	$97,213	$102,604	$198,818	$192,460
Services	12,402	13,654	25,505	29,393

Total cost of goods sold and services	$109,615	$116,258	$224,323	$221,853

Gross profit	$45,870	$44,140	$93,064	$90,515
Selling, general and administrative expense	31,165	31,424	61,458	59,258
Depreciation and amortization expense	2,835	2,799	6,127	4,851
Interest expense	247	139	523	234
Interest income	(12)	(225)	(32)	(609)
Loss on unconsolidated investment	(56)	(118)	469	(83)
Other (income) expense, net	846	(155)	(447)	992

Income before income taxes and noncontrolling interests	$10,845	$10,276	$24,966	$25,872
Income tax provision	4,072	3,651	8,994	9,170

Net income	$6,773	$6,625	$15,972	$16,702
Less: Net income attributable to the noncontrolling interests	385	432	862	656

Net income attributable to NATCO Group Inc.	6,388	6,193	15,110	16,046

Preferred stock dividends	—	0	—	248

Net income available to common stockholders	$6,388	$6,193	$15,110	$15,798

Earnings per share:
-Basic	$0.32	$0.31	$0.76	$0.82
-Diluted	$0.32	$0.31	$0.75	$0.80

Weighted average number of shares of common stock:
-Basic	19,519	19,552	19,521	18,960
-Diluted	19,651	19,745	19,649	19,743

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NATCO GROUP INC. AND SUBSIDIARIES

UNAUDITED SEGMENT INFORMATION

(in thousands)

	Three Months Ended June 30,		March 31,	Six Months Ended June 30,
	2009	2008	2009	2009	2008
Revenue:
Integrated Engineered Solutions	$73,881	$51,545	$60,878	$134,759	$106,426
Standard & Traditional	65,872	85,201	83,516	149,388	156,086
Automation & Controls	17,444	24,982	19,094	36,538	53,225
Eliminations	(1,712)	(1,330)	(1,586)	(3,298)	(3,369)

Total revenue	$155,485	$160,398	$161,902	$317,387	$312,368

Gross profit:
Integrated Engineered Solutions	$24,003	$17,788	$21,663	$45,666	$36,403
Standard & Traditional	18,863	21,355	22,435	41,298	41,332
Automation & Controls	3,004	4,997	3,096	6,100	12,780

Total gross profit	$45,870	$44,140	$47,194	$93,064	$90,515

Gross profit % of revenue:
Integrated Engineered Solutions	32.5%	34.5%	35.6%	33.9%	34.2%
Standard & Traditional	28.6%	25.1%	26.9%	27.6%	26.5%
Automation & Controls	17.2%	20.0%	16.2%	16.7%	24.0%
Total gross profit % of revenue	29.5%	27.5%	29.1%	29.3%	29.0%
Operating expenses:
Integrated Engineered Solutions	$12,096	$12,167	$11,777	$23,873	$22,494
Standard & Traditional	15,887	16,373	16,243	32,130	30,940
Automation & Controls	3,772	3,478	3,603	7,375	6,832

Total operating expenses	$31,755	$32,018	$31,623	$63,378	$60,266

Segment profit: (1) EBITDA
Integrated Engineered Solutions	$11,907	$5,621	$9,886	$21,793	$13,909
Standard & Traditional	2,976	4,982	6,192	9,168	10,392
Automation & Controls	(768)	1,519	(507)	(1,275)	5,948

Total segment profit	$14,115	$12,122	$15,571	$29,686	$30,249

Segment profit % of Revenue
Integrated Engineered Solutions	16.1%	10.9%	16.2%	16.2%	13.1%
Standard & Traditional	4.5%	5.8%	7.4%	6.1%	6.7%
Automation & Controls	-4.4%	6.1%	-2.7%	-3.5%	11.2%

Total segment profit % of Revenue	9.1%	7.6%	9.6%	9.4%	9.7%

Bookings:
Integrated Engineered Solutions	$26,492	$104,198	$113,203	$139,695	$183,758
Standard & Traditional	37,782	112,573	64,734	102,516	181,280
Automation & Controls	23,906	21,707	17,797	41,703	49,824

Total bookings	$88,180	$238,478	$195,734	$283,914	$414,862

	As of June 30,		As of March 31, 2009
Backlog:	2009	2008
Integrated Engineered Solutions	$201,269	$173,625	$248,556
Standard & Traditional	34,289	93,097	62,041
Automation & Controls	11,183	6,395	3,448

Total backlog	$246,741	$273,117	$314,045

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(1)

On January 1, 2009, we adopted SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS 160”). This standard amends Accounting Research Bulletin 51, “Consolidated Financial Statements”, to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 has changed the accounting and reporting for minority interests by re-characterizing them as noncontrolling interests and classifying them as a component of Equity in our consolidated balance sheet and requires net income attributable to both the parent and the noncontrolling interest to be disclosed separately on the face of the consolidated statement of income. The presentation and disclosure requirements of SFAS 160 require retrospective application to all prior periods presented.

SFAS 160 also requires enhanced disclosures to clearly distinguish between our interests and the interests of noncontrolling owners. Our primary noncontrolling interest relates to two international subsidiaries and one subsidiary in the US, which we control and consolidate. Upon adoption of SFAS 160, we have presented the noncontrolling interest in these three subsidiaries as equity on our consolidated balance sheets as of June 30, 2009 and December 31, 2008 and presented net income attributable to noncontrolling interests separately on our consolidated statements of income for the three and six months ended June 30, 2009 and 2008. Prior year amounts were previously included in mezzanine equity and selling, general & administrative expense on our consolidated balance sheets and consolidated statements of income, respectively. The effect at December 31, 2008 was a reduction in the reported noncontrolling interest in mezzanine equity of $1.5 million, which was subsequently reclassified as a component of equity. No changes in the ownership interests of these subsidiaries occurred during the three and six months ended June 30, 2009.

(2)

The Company allocates corporate and other expenses to each of the operating segments based on headcount, total assets and revenue. Total segment profit is a non-GAAP financial measure that is reconciled to the Consolidated Income Statement as shown below. The Company believes that segment profit is one of the primary drivers and provides a more meaningful presentation for measuring the liquidity and performance of the Company.

	(in thousands)
	Three Months Ended June 30,		March 31,	June 30,
	2009	2008	2009	2009	2008
Total segment profit:	$14,115	$12,122	$15,571	$29,686	$30,249
Noncontrolling interests expenses	(646)	(712)	(805)	(1,451)	(1,091)
Depreciation and amortization	2,835	2,799	3,292	6,127	4,851
Interest expense	247	139	276	523	234
Interest income	(12)	(225)	(20)	(32)	(609)
Other, net	846	(155)	(1,293)	(447)	992

Income before income taxes and noncontrolling interests	$10,845	$10,276	$14,121	$24,966	$25,872